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                                                                EXHIBIT (d)(4)



                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                (Non-Assignable)

Date:  ____________                                          Option Number: ____

                                              Number of Shares Purchasable: ____


                              To Purchase Shares of

                                  Common Stock

                                       of

                    THE SOURCE INFORMATION MANAGEMENT COMPANY

                             Issued Pursuant to the
                   1998 Omnibus Stock Option Plan (the "Plan")


         THIS CERTIFIES THAT _____ (sometimes, "Participant") is hereby granted the option to purchase, at the option price of $____ per share, all or any part of the number of fully paid and non-assessable shares set forth above of the common stock, par value $0.01 per share ("Common Stock"), of The Source Information Management Company, a Missouri corporation (the "Company"), upon and subject to the following terms and conditions:

         This Option and all rights to purchase shares hereunder shall expire ten (10) years from the date hereof (the "Expiration Date").

         This Option and all rights hereunder shall be non-assignable and non-transferable, except to the extent that the holder's legatees, personal representatives or distributees in the event of the holder's death are permitted to exercise this Option as hereinafter set forth.

         Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option, except as provided herein or in accordance with the Plan, shall be null and void and without effect.

         As of ___________, and prior to its expiration or earlier termination, this Option shall be exercisable from time to time as to all or any of the shares then purchasable hereunder as follows: During the period commencing _________ and ending ___________, it may be exercised as to ________ of the shares originally subject hereto; and during each additional consecutive twelve-month period, it may be exercisable as to an additional __________ shares.

         This Option may be exercised from time to time only by delivery to the Company at its main office (attention of the Secretary) of a duly signed notice in writing stating the number of shares of Common Stock with respect to which the Option is being exercised and the time and date of delivery thereof, which time and date of delivery shall be during the normal business

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hours of the Company on a regular business day not less than fifteen (15) days after the giving of such notice, unless an earlier date has been mutually agreed upon; provided, however, that not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number then purchasable hereunder; and provided further that this Option may not be exercised at any time when this Option or the granting or exercise hereof violates any law or governmental order or regulation. At the time of delivery specified in such notice, the Company shall, without transfer or issue tax to the holder (or other person entitled to exercise this Option) transfer and set aside for the benefit of the holder (or other person entitled to exercise this Option) a certificate or certificates out of the Company's authorized but unissued or reacquired shares of Common Stock, as the Company may elect (with appropriate legend thereon, if deemed necessary by the Company, containing the representation by the person exercising the Option that the shares purchased shall be for investment purposes and not with a view to resale or distribution), against payment of the option price in full for the number of shares purchased. The purchase price shall be paid by either: (i) cash (including a certified or bank cashier's check or the equivalent thereof), or (ii) at the discretion of the Option Committee, as defined in the Plan, by delivering at fair market value, as determined by the Option Committee (as provided in the Plan), Company Common Stock already owned by the Participant, or (iii) any combination of cash and Company Common Stock, to be held by the Company and subsequently delivered to the holder (or such other person) as hereinafter provided. If the holder fails to pay for any part of the number of shares specified in such notice as required, the right to purchase such shares may be terminated by the Option Committee.

         Except as hereinafter provided, no Option may be exercised at any time unless the holder hereof is an employee of the Company or any of its subsidiaries.

         To the extent that this Option has not been exercised in full prior to its termination or the Expiration Date, whichever occurs sooner, it shall terminate and become void and of no effect.

         This Option shall not confer upon the holder any right to remain in the employ of the Company or any subsidiary thereof and shall not confer upon the holder any rights in the stock of the Company, except to the extent exercised and a certificate is issued therefor. No adjustment shall be made for dividends or other rights for which the record date is prior to the date a stock certificate is issued.

         Except as provided in this paragraph, upon termination of the Participant's employment with the Company or any of its subsidiaries for any reason, this Option shall terminate. If the employment of the Participant is terminated by reason of retirement (under normal Company policies), any outstanding Option or unexercised portion thereof granted to the Participant and vested as of the date of such termination of employment may be fully exercised by the Participant, or the Participant's personal representative, executor, administrator, heirs or devisees, as applicable, at any time, within three months from the date of termination by reason of retirement. If the employment of a Participant is terminated by reason of death or disability, any outstanding Option or unexercised portion thereof which was granted to the Participant and vested as of the date of such termination of employment may be fully exercised by the Participant, or the Participant's personal representative, executor, administrator, heirs or devisees, as applicable, at any time within one year from the date of termination by reason of death or disability. The Option may be exercised only to the extent exercisable as of the date of

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termination of employment. Notwithstanding any of the foregoing, any transfer of employment from the Company to any parent or subsidiary thereof, or vice versa, shall not be deemed a termination of employment.

         In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or in the event that there is a "corporate transaction" as that term is defined in the Regulations under Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, combination of shares or dividend payable in capital stock, this Option shall, to the extent that it has not been exercised, entitle the holder upon the subsequent exercise of this Option to such number and kind of securities or other property, subject to the terms of the Option, to which the holder would be entitled had the holder actually owned the shares subject to the unexercised portion of this Option at the time of the occurrence of such event, and the aggregate purchase price upon the subsequent exercise of this Option shall be the same as if the Common Stock of the Company originally optioned were being purchased as provided herein; provided, however, that each such adjustment in the number and kind of shares subject to this Option, including any adjustment in the Option price, shall be made in such manner as not to constitute a "modification," as defined in Section 425 of the Code. Any such adjustment made by the Option Committee shall be conclusive.

         Upon the occurrence of: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation,
(iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person in a single transaction or series of transactions, the Board shall accelerate the time in which any outstanding Options granted under the Plan may be exercised to a time prior to the consummation of the transaction, and the Option shall terminate upon the consummation of the transaction. However, the acceleration of the time of exercise of the Option and the termination of the Option, shall not occur if the Board of Directors takes certain actions as provided in the Plan. In addition, the Board of Directors has the authority to amend the Plan to require that a successor corporation assume any outstanding Options.

         The Company may postpone the issuance and delivery of shares upon any exercise of this Option, if necessary, until admission of such shares to listing on any stock exchange or the Nasdaq National Market and completion of the registration and qualification of such shares under any applicable state or federal law, rule or regulation.

         The holder hereof shall make such representations and furnish such information to the Company as may be appropriate to permit the Company to issue such shares in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable law, including state securities laws. Without limiting the generality of the foregoing, if requested by the Company, the holder will represent, in form acceptable to the Company, that the holder is purchasing any shares issued pursuant hereto for investment purposes and not with a view to resale or distribution. The holder, by acceptance of this Option, hereby consents to the placing of a restrictive legend on any stock certificate for shares purchased hereunder, setting

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forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act or other applicable law or the availability of an exemption from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such shares. In addition, the holder hereof will not thereafter resell, transfer or otherwise convey any shares purchased hereunder without compliance with one of the following three conditions: (1) an opinion of the holder's counsel is received by the Company, in form and substance satisfactory to counsel for the Company, that registration under the Securities Act and applicable state securities laws is not required; or (2) such shares have been registered for sale under the Securities Act and any applicable state securities laws; or (3) a "no-action" letter is received from the staff of the Securities and Exchange Commission and from applicable state securities agencies, based on an opinion of the holder's counsel in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Act and state securities laws is not required.

         This Option is issued under the provisions of the Company's 1998 Omnibus Stock Option Plan, the receipt of a copy of which the holder acknowledges by virtue of the acceptance hereof, and is subject to all the terms and conditions of the Plan.

         A determination by the Option Committee of any question which may arise with respect to the interpretation and construction of the provisions of this Option or of the Plan shall be final. The Option Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable.

         IN WITNESS WHEREOF, this Option has been executed by the undersigned duly authorized officer of the Company.

Dated:  _________________

                                        THE SOURCE INFORMATION
                                        MANAGEMENT COMPANY
(SEAL)

                                        By:_____________________________________

                                        Title:__________________________________


ACCEPTED:

Option Holder

_________________________________
Employee


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